Exhibit 99.1

Employment Agreement between Revlon Consumer Products Corporation and David L. Kennedy, dated as of June 10, 2002

                  EMPLOYMENT AGREEMENT, dated as of June 10, 2002, between REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation ("RCPC" and, together with its parent Revlon, Inc. and its subsidiaries, the "Company"), and David Kennedy (the "Executive").

                  RCPC wishes to employ the Executive and the Executive wishes to accept employment with the Company on the terms and conditions set forth in this Agreement.

                  Accordingly, RCPC and the Executive hereby agree as follows:

                           Employment, Duties and Acceptance.

                           1.1 Employment, Duties. RCPC hereby employs the
Executive for the Term (as defined in Section 2.1) to render exclusive and full-time services to the Company as the executive responsible for general management of the Company's international business, and such other duties and responsibilities as may be assigned to you from time to time. The Executive's title shall be Executive Vice President of the Company and President, Revlon International, or such other title of at least equivalent level consistent with the Executive's duties from time to time as may be assigned to the Executive. The Executive shall report to the President and Chief Executive Officer of Revlon, Inc. (the "CEO").

                           1.2 Acceptance. The Executive hereby accepts such
employment and agrees to render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment, and to use the Executive's best efforts, skill and ability to promote the Company's interests.

                           1.3 Location. The duties to be performed by the
Executive hereunder shall be performed primarily at the office of RCPC in the New York City metropolitan area, and it is understood that the nature of the Executive's duties on behalf of the Company shall require regular travel to the Company's international operations.

                           1.4 Performance Warranty. As an inducement for the
Company to enter into this Agreement, you hereby represent that you are not a party to any contract, agreement or understanding which prevents, prohibits or limits you in any way from entering into and fully performing your obligations under this Agreement and any duties and responsibilities that may be assigned to you hereunder.

                  2. Term of Employment; Certain Post-Term Benefits.

                           2.1 The Term. The Term of the Executive's employment
under this Agreement (the "Term") shall commence on June 10, 2002 (the "Effective Date") and shall end on the later of June 9, 2005 or twenty-four months after RCPC provides to the Executive a notice of non-renewal, unless in either case sooner terminated pursuant to Section 4. Non-extension of the Term shall not be deemed to be a breach of this Agreement by RCPC for purposes of
Section 4.4. During any period that the Executive's employment shall continue following the end of the Term, the Executive shall be deemed an employee at will, provided, however, that the Executive shall be eligible for severance on the terms and subject to the conditions of the Revlon Executive Severance Policy as in effect from time to time (the "Executive Severance Policy"), provided that the Severance Period for the Executive under the Executive Severance Policy shall be 24 months, subject to the terms and conditions of such policy.

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                           2.2 Special Curtailment. The Term shall end earlier
than the date provided in Section 2.1, if sooner terminated pursuant to Section
4.


                  3.       Compensation; Benefits.

                           3.1 Salary. The Company agrees to pay the Executive
during the Term a base salary, payable bi-weekly, at the annual rate of not less than $500,000 (the "Base Salary"). All payments of Base Salary or other compensation hereunder shall be less such deductions or withholdings as are required by applicable law and regulations. The Executive will be considered for merit increases in connection with the Executive's performance evaluations, which are performed in accordance with the Company's salary administration policies and procedures. In the event that RCPC, in its sole discretion, from time to time determines to increase the Base Salary, such increased amount shall, from and after the effective date of the increase, constitute "Base Salary" for purposes of this Agreement and shall not thereafter be decreased.

                           3.2 Bonus. The Executive shall be eligible to
participate in the Revlon Executive Bonus Plan as in effect from time to time (or such plan or plans, if any, as may succeed it) (the "Bonus Plan") with maximum bonus eligibility of 100% of Base Salary for significantly over-achieving performance objectives set by the Compensation Committee or its designee and target bonus eligibility of 75% of Base Salary for achieving performance objectives set by the Compensation Committee or its designee, subject to the terms and conditions of such Bonus Plan, provided that the Executive's annual bonus for the year ending December 31, 2002 shall not be less than the target bonus for year 2002 prorated for the period of the Executive's active employment with the Company in 2002, regardless of the attainment of performance objectives. In the event that the Executive's employment shall terminate pursuant to Section 4.4 during any calendar year, the Executive's bonus with respect to the year during which such termination occurs shall be prorated for the actual number of days of active employment during such year and such bonus as prorated shall be payable (i) if and to the extent bonuses are payable to executives under the Bonus Plan for that year based upon achievement of the objectives set for that year and not including any discretionary bonus amounts which may otherwise be payable to other executives despite non-achievement of bonus objectives for such year and (ii) on the date bonuses would otherwise be payable to executives under the Bonus Plan. Notwithstanding anything herein or contained in the Bonus Plan to the contrary, in the event that the Executive's employment shall terminate pursuant to Section 4.4 during any calendar year, the Executive shall be entitled to receive his bonus (if not already paid) with respect to the year immediately preceding the year of termination (if bonuses with respect to such year are payable to other executives based upon achievement of bonus objectives and not based upon discretionary amounts which may be paid to other executives despite non-achievement of bonus objectives) as and when such bonuses would otherwise be payable to executives under the Bonus Plan, despite the fact that Executive may not be actively employed on such date of payment.

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                           3.3      Stock-Based Compensation.

                           (a) Stock Options. As promptly as practicable after
the Effective Date the Executive shall be recommended to the Compensation Committee or other committee of the Board administering the Revlon, Inc. Third Amended and Restated 1996 Stock Plan or any plan that may replace it, as from time to time in effect (the "Stock Plan") to receive a stock option grant of 150,000 shares of Revlon Class A Common Stock at an exercise price equal to the market price of Revlon Class A Common Stock on the date of grant, with vesting and terms as set forth on Schedule A. Such grant shall be subject to amendment of the Stock Plan at the May 2002 Shareholders Meeting to authorize additional shares for issuance under the Stock Plan. Subject to Executive's continued employment, by no later than June 30, 2003 and June 30, 2004, the Executive shall be recommended to the Compensation Committee to receive in each of 2003 and 2004 a stock option grant of 50,000 shares of common stock in accordance with the terms of the Stock Plan, as from time to time in effect, with vesting and terms as set forth on Schedule A.

                           (b) Restricted Stock. As promptly as practicable
after the Effective Date and subject to amendment of the Stock Plan at the May 2002 Shareholders Meeting to authorize additional shares for issuance under the Stock Plan, the Executive shall be recommended to the Compensation Committee to receive 50,000 shares of restricted Revlon Class A common stock with vesting and terms as set forth on Schedule A.

                           3.4 Business Expenses. RCPC shall pay or reimburse
the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, subject to and in accordance with the Company's applicable expense reimbursement and related policies and procedures as in effect from time to time.

                           3.5 Vacation. During each year of the Term, the
Executive shall be entitled to a vacation period or periods in accordance with the vacation policy of the Company as in effect from time to time, but not less than four weeks.

                           3.6      Fringe Benefits.

                           (a) During the Term, the Executive shall be entitled
to participate in those qualified and non-qualified defined benefit, defined contribution, group life insurance, medical, dental, disability and other benefit plans and programs of the Company as from time to time in effect (or their successors) generally made available to other executives of the Executive's level and in such other plans and programs and in such perquisites as may be generally made available to senior executives of the Company of the Executive's level generally. Further, during the Term, the Executive will be eligible (a) to participate in Revlon's Executive Financial Counseling and Tax Preparation Program, as from time to time in effect, (b) to receive a car allowance at the rate of $15,000 per annum, which is intended to cover lease, insurance, operating and maintenance costs under the car allowance program as in effect from time to time, and (c) to participate in a special rate for personal training sessions at a strength and conditioning center located on 55th Street here in NYC on a basis consistent with other executives at Executive's level.

                           (b) RCPC shall reimburse Executive for (1) two round
trips to New York City for Executive and his spouse for the purpose of securing an apartment; (2) temporary living expenses for up to 60 days from the Effective Date; (3) finders or brokers fee at customary rates if necessary to secure an apartment in New York City; and (4) a lump sum payment equal to one month base salary (less required withholdings) to reimburse Executive for relocation expenses.

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                  4. Termination.

                           4.1 Death. If the Executive shall die during the
Term, the Term shall terminate and no further amounts or benefits shall be payable hereunder, other than (i) for accrued, but unpaid, Base Salary as of such date and (ii) pursuant to life insurance provided under Section 3.6(a).

                           4.2 Disability. If during the Term the Executive
shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for
(i) a period of six consecutive months or (ii) shorter periods aggregating six months during any twelve month period, RCPC may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six months, by written notice to the Executive (but before the Executive has returned to active service following such disability), terminate the Term and no further amounts or benefits shall be payable hereunder.

                           4.3 Cause. RCPC may at any time by written notice to
the Executive terminate the Term for "Cause" and, upon such termination, the Executive shall be entitled to receive no further amounts or benefits hereunder, except for accrued, but unpaid, salary as of such date and as required by law. As used herein the term "Cause" shall mean gross neglect by the Executive of the Executive's duties hereunder, conviction of the Executive of any felony, conviction of the Executive of any lesser crime or offense involving the property of the Company or any of its affiliates, misconduct by the Executive in connection with the performance of the Executive's duties hereunder or other material breach by the Executive of this Agreement (specifically including, without limitation, Section 1.4), any breach of the Revlon Code of Business Conduct, or the Employee's Agreement as to Confidentiality and Non Competition, or any other conduct on the part of the Executive which would make the Executive's continued employment by the Company prejudicial in any material respect to the best interests of the Company.

                           4.4 Company Breach; Other Termination. The Executive
shall be entitled to terminate the Term and the Executive's employment upon 60 days' prior written notice (if during such period RCPC fails to cure any such breach) in the event that RCPC materially breaches any of its obligations hereunder or that the Compensation Committee (or other appropriate Committee) of the Board of Directors of Revlon, Inc. shall fail to fully implement the recommendations of management regarding stock options pursuant to Section 3.3. In addition, RCPC shall be entitled to terminate the Term and the Executive's employment at any time and without prior notice (otherwise than pursuant to the provisions of Section 4.2 or 4.3). In consideration of the Executive's covenant in Section 5.2, upon termination under this Section 4.4 by the Executive, or in the event RCPC so terminates the Term otherwise than pursuant to the provisions of Section 4.2 or 4.3, RCPC agrees, and the Company's sole obligation arising from such termination shall be (at the Executive's election by written notice within 10 days after such termination), for RCPC either

                           (i) to make payments in lieu of Base Salary in the
amounts prescribed by Section 3.1, to pay the Executive the guaranteed portion, if any, of any annual bonus contemplated by Section 3.2 and to continue the Executive's participation in the medical, dental and group life insurance plans of the Company in which the Executive was entitled to participate pursuant to
Section 3.6 (in each case less amounts required by law to be withheld) through the later of June 9, 2005 or the date on which the Term would have expired pursuant to Section 2.1, if RCPC had given notice of non-renewal on the date of termination (such period shall be referred to as the "Severance Period"),

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provided that (1) such benefit continuation is subject to the terms of such plans, (2) life insurance continuation is subject to a limit of two years, (3) the Executive shall cease to be covered by medical and/or dental plans of the Company at such time as the Executive becomes covered by like plans of another company, (4) any bonus payments required pursuant to this Section 4.4(i) shall be payable as and when bonuses would otherwise be payable to executives under the Bonus Plan as then in effect, (5) the Executive shall, as a condition, execute such release, confidentiality, non-competition and other covenants as would be required in order for the Executive to receive payments and benefits under the Executive Severance Policy referred to in clause (ii) below, and (6) any cash compensation paid or payable or any non-cash compensation paid or payable in lieu of cash compensation earned by the Executive from other employment or consultancy during such period (but not including any pension or retirement benefits payable by the Coca Cola Company or Coca Cola Amatil Limited) shall reduce the payments provided for herein payable with respect to such other employment or consultancy, or

                           (ii) to make the payments and provide the benefits
prescribed by the Executive Severance Policy of the Company as in effect from time to time, upon the Executive's compliance with the terms and conditions thereof, provided that the Severance Period for the Executive shall be 24 months.

Any compensation earned by the Executive from other employment or a consultancy (but not including any pension or retirement benefits payable by the Coca Cola Company or Coca Cola Amatil Limited) shall reduce the payments required pursuant to clause (i) above or shall be governed by the terms of the Executive Severance Policy in the case of clause (ii) above.

                           4.5 Litigation Expenses. If RCPC and the Executive
become involved in any action, suit or proceeding relating to the alleged breach of this Agreement by RCPC or the Executive, or any dispute as to whether a termination of the Executive's employment is with or without Cause, then if and to the extent that a final judgment in such action, suit or proceeding is rendered in favor of the Executive, RCPC shall reimburse the Executive for all expenses (including reasonable attorneys' fees) incurred by the Executive in connection with such action, suit or proceeding or the portion thereof adjudicated in favor of the Executive.

                           4.6 No Mitigation. In no event shall the Executive be
obligated to seek other employment.

                  5. Protection of Confidential Information; Non-Competition.

                           5.1 The Executive acknowledges that the Executive's
services will be unique, that they will involve the development of Company-subsidized relationships with key customers, suppliers, and service providers as well as with key Company employees and that the Executive's work for the Company will give the Executive access to highly confidential information not available to the public or competitors, including trade secrets and confidential marketing, sales, product development and other data and plans which it would be impracticable for the Company to effectively protect and preserve in the absence of this Section 5 and the disclosure or misappropriation of which could materially adversely affect the Company. Accordingly, the Executive agrees:

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                           5.1.1 except in the course of performing the
Executive's duties provided for in Section 1.1, not at any time, whether during or after the Executive's employment with the Company, to divulge to any other entity or person any confidential information acquired by the Executive concerning the Company's or its affiliates' financial affairs or business processes or methods or their research, development or marketing programs or plans, any other of its or their trade secrets, any information regarding personal matters of any directors, officers, employees or agents of the Company or its affiliates or their respective family members, or any information concerning the circumstances of the Executive's employment and any termination of the Executive's employment with the Company or any information regarding discussions related to any of the foregoing. The foregoing prohibitions shall include, without limitation, directly or indirectly publishing (or causing, participating in, assisting or providing any statement, opinion or information in connection with the publication of) any diary, memoir, letter, story, photograph, interview, article, essay, account or description (whether fictionalized or not) concerning any of the foregoing, publication being deemed to include any presentation or reproduction of any written, verbal or visual material in any communication medium, including any book, magazine, newspaper, theatrical production or movie, or television or radio programming or commercial or over the internet. In the event that the Executive is requested or required to make disclosure of information subject to this Section 5.1.1 under any court order, subpoena or other judicial process, the Executive will promptly notify RCPC, take all reasonable steps requested by RCPC to defend against the compulsory disclosure and permit RCPC, at its expense, to control with counsel of its choice any proceeding relating to the compulsory disclosure. The Executive acknowledges that all information the disclosure of which is prohibited by this section is of a confidential and proprietary character and of great value to the Company.

                           5.1.2 to deliver promptly to the Company on
termination of the Executive's employment with the Company, or at any time that RCPC may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which the Executive may then possess or have under the Executive's control.

                           5.2 In consideration of RCPC's covenant in Section
4.4, the Executive agrees (i) in all respects fully to comply with the terms of the Employee Agreement as to Confidentiality and Non-Competition referred to in the Executive Severance Policy (the "Non-Competition Agreement"), whether or not the Executive is a signatory thereof, with the same effect as if the same were set forth herein in full, and (ii) in the event that the Executive shall terminate the Executive's employment otherwise than as provided in Section 4.4, the Executive shall comply with the restrictions set forth in paragraph 9(e) of the Non-Competition Agreement through the date on which the Term would then otherwise have expired pursuant to Section 2.1, subject only to the Company continuing to make payments equal to the Executive's Base Salary during such period, notwithstanding the limitation otherwise applicable under paragraph 9(d) thereof or any other provision of the Non-Competition Agreement.

                           5.3 If the Executive commits a breach of any of the
provisions of Sections 5.1 or 5.2 hereof, RCPC shall have the following rights and remedies:

                           5.3.1 the right and remedy to immediately terminate
all further payments and benefits provided for in this Agreement, except as may otherwise be required by law in the case of qualified benefit plans,

                           5.3.2 the right and remedy to have the provisions of
this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach will cause irreparable injury to the Company and that money damages and disgorgement of profits will not provide an adequate remedy to the Company, and, if the Executive attempts or threatens to commit a breach of any of the provisions of Sections 5.1 or 5.2, the right and remedy to be granted a preliminary and permanent injunction in any court having equity jurisdiction against the Executive committing the attempted or threatened breach (it being agreed that each of the rights and remedies enumerated above shall be independent of the others and shall be severally enforceable, and that all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to RCPC under law or in equity), and

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                           5.3.3 the right and remedy to require the Executive
to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of Sections 5.1 or 5.2 hereof, and the Executive hereby agrees to account for and pay over such Benefits as directed by RCPC.

                           5.4 If any of the covenants contained in Sections
5.1, 5.2 or 5.3, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

                           5.5 If any of the covenants contained in Sections 5.1
or 5.2, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision so as to be enforceable to the maximum extent permitted by applicable law and, in its reduced form, said provision shall then be enforceable.

                           5.6 The parties hereto intend to and hereby confer
jurisdiction to enforce the covenants contained in Sections 5.1, 5.2 and 5.3 upon the courts of any state or country within the geographical scope of such covenants. In the event that the courts of any one or more of such states or country shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect RCPC's right to the relief provided above in the courts of any other states or country within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

                           5.7 Any termination of the Term or the Executive's
employment shall have no effect on the continuing operation of this Section 5.

                  6. Inventions and Patents.

                           6.1 The Executive agrees that all processes,
technologies and inventions (collectively, "Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the Term shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Executive shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the Executive's inventorship.

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                           6.2 If any Invention is described in a patent
application or is disclosed to third parties, directly or indirectly, by the Executive within two years after the termination of the Executive's employment with the Company, it is to be presumed that the Invention was conceived or made during the Term.

                           6.3 The Executive agrees that the Executive will not
assert any rights to any Invention as having been made or acquired by the Executive prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

                  7.       Intellectual Property.

                  Notwithstanding and without limitation of Section 6, the Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with or during the Term, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of RCPC, execute such assignments, certificates or other instruments as RCPC may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

                  8. Revlon Code of Business Conduct.

                  In consideration of the Company's execution of this Agreement, you agree in all respects to fully comply with the terms of the Revlon Code of Business Conduct, annexed at Schedule C, whether or not you are a signatory thereof, with the same effect as if the same were set forth herein in full.

                  9.       Indemnification.

                  Subject to the terms, conditions and limitations of its by laws and applicable Delaware law, RCPC will defend and indemnify the Executive against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party, brought by any shareholder of the Company directly or derivatively or by any third party by reason of any act or omission of the Executive as an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.

                  10. Notices.

                  All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed) provided that all notices to the Company shall be sent simultaneously by fax and email, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

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If to the Company, to:

       Revlon Consumer Products Corporation
       625 Madison Avenue
       New York, New York 10022
       Attention:  Robert K. Kretzman, Senior Vice President and General Counsel
       Fax:     212-527-5693
       Email:   robert.kretzman@revlon.com

                  If to the Executive, to the Executive's principal residence as reflected in the records of the Company.

                  11.      General.

                           11.1 This Agreement shall be governed by and
construed and enforced in accordance with the laws of the State of New York applicable to agreements made between residents thereof and to be performed entirely in New York.

                           11.2 The section headings contained herein are for
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                           11.3 This Agreement sets forth the entire agreement
and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof including any offer letter or term sheets. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                           11.4 This Agreement, and the Executive's rights and
obligations hereunder, may not be assigned by the Executive, nor may the Executive pledge, encumber or anticipate any payments or benefits due hereunder, by operation of law or otherwise. RCPC may assign its rights, together with its obligations, hereunder (i) to any affiliate or (ii) to a third party in connection with any sale, transfer or other disposition of all or substantially all of any business to which the Executive's services are then principally devoted, provided that no assignment pursuant to clause (ii) shall relieve RCPC from its obligations hereunder to the extent the same are not timely discharged by such assignee.

                           11.5 This Agreement may be amended, modified,
superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                           11.6 This Agreement may be executed in two or more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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                           12. Subsidiaries and Affiliates. As used herein, the
term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.


                           IN WITNESS WHEREOF, the parties have executed this
Agreement as of the date first above written.

         REVLON CONSUMER PRODUCTS CORPORATION

         By: /s/ Herbert J. Vallier
             ----------------------
         Name:  Herbert J. Vallier
         Title:  Executive Vice President, Human Resources


         /s/David L. Kennedy
         -------------------
         David Kennedy


#181249

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